Exhibit 99.1

Marvell Technology Group Ltd. Reports First Quarter of Fiscal Year 2021
Financial Results

•Q1 Revenue: $694 million
•Q1 Gross Margin: 47.1% GAAP gross margin; 62.8% non-GAAP gross margin
•Q1 Diluted income (loss) per share: $(0.17) GAAP diluted loss per share; $0.18 non-GAAP diluted income per share
•Cash and short-term investments: $668 million
Santa Clara, Calif. (May 28, 2020) - Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in infrastructure semiconductor solutions, today reported financial results for the first quarter of fiscal year 2021.
Revenue for the first quarter of fiscal 2021 was $694 million, which exceeded the midpoint of the Company's guidance provided on March 4, 2020. GAAP net loss for the first quarter of fiscal 2021 was $(113) million, or $(0.17) per diluted share. Non-GAAP net income for the first quarter of fiscal 2021 was $118 million, or $0.18 per diluted share. Cash flow from operations for the first quarter was $176 million.

“In a challenging environment, solid execution by the Marvell team drove strong first quarter financial results with disciplined operating expense management, healthy operating cash flow, and revenue above the mid-point of guidance, enabled by stronger demand for our networking products from the datacenter and 5G infrastructure end markets,” said Matt Murphy, Marvell’s President and CEO. “While we did experience some COVID-19 supply chain impacts on our storage business in the first quarter, we expect a bounce back in the second quarter and we project our networking business to continue to grow.”

Marvell's second quarter guidance takes into account the U.S. Government's export restrictions on certain Chinese customers. Given the ongoing uncertainty associated with COVID-19 and related public health measures, we also have temporarily widened the guidance range on revenue.

Second Quarter of Fiscal 2021 Financial Outlook

•Revenue is expected to be $720 million +/- 5%.
•GAAP gross margin is expected to be approximately 50.6%.
•Non-GAAP gross margin is expected to be approximately 63%.
•GAAP operating expenses are expected to be approximately $393 million.
•Non-GAAP operating expenses are expected to be approximately $300 million.
•GAAP diluted loss per share is expected to be $(0.10) to $(0.02) per share.
•Non-GAAP diluted income per share is expected to be $0.17 to $0.23 per share.

Conference Call
Marvell will conduct a conference call on Thursday, May 28, 2020 at 1:45 p.m. Pacific Time to discuss results for the first quarter of fiscal 2021. Interested parties may join the conference call by dialing 1-844-647-5488 or 1-615-247-0258, pass-code 8949798. The call will be webcast and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until Thursday, June 4, 2020.

Discussion of Non-GAAP Financial Measures
Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization of the inventory fair value adjustment associated with the Aquantia and Avera acquisitions, amortization of acquired intangible assets, acquisition and divestiture-related costs, restructuring and other related charges, resolution of legal matters, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell's core business.
Marvell uses a non-GAAP tax rate to compute the non-GAAP tax provision. This non-GAAP tax rate is based on Marvell's estimated annual GAAP income tax forecast, adjusted to account for items excluded from GAAP income in calculating Marvell's non-GAAP income, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency. Marvell's non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes; significant changes in Marvell's geographic mix of revenue and expenses; or changes to Marvell's corporate structure. For the first quarter of fiscal 2021, a non-GAAP tax rate of 5.0% has been applied to the non-GAAP financial results.
Marvell believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Marvell's financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.
Externally, management believes that investors may find Marvell's non-GAAP financial measures useful in their assessment of Marvell's operating performance and the valuation of Marvell. Internally, Marvell's non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Marvell’s operating performance;
•Management’s establishment of internal operating budgets;
•Management’s performance comparisons with internal forecasts and targeted business models; and
•Management’s determination of the achievement and measurement of certain performance-based equity awards (adjustments may vary from award to award).

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell's business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell's results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: risks related to the impact on our business of the novel coronavirus (COVID-19) pandemic which have impacted, and may continue to impact, our workforce and operations and the transportation and manufacturing of our products; risks related to the impact of the COVID-19 pandemic which have impacted, and may continue to impact the operations of our customers, distributors, vendors, suppliers, and partners; increased disruption and volatility in the capital markets and credit markets as a result of COVID-19, which could adversely affect our liquidity and capital resources; the impact of COVID-19, or other future pandemics, on the U.S. and global economies; disruptions caused by COVID-19 resulting in worker absenteeism, quarantines and restrictions on our employees’ ability to work and travel; the effects that the current credit and market conditions caused by, or resulting from, COVID-19 could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations; the impact of international conflict and economic volatility in either domestic or foreign markets including risks related to trade conflicts, regulations, and tariffs, including but not limited to, restrictions imposed on our Chinese customers; the risks associated with manufacturing and selling products and customers’ products outside of the United States; Marvell's ability to define, design and develop products for the 5G market; Marvell's ability to market its 5G products to Tier 1 infrastructure customers; the effects of transitioning to smaller geometry process technologies; the impact of any change in the income tax laws in jurisdictions where Marvell operates and the loss of any beneficial tax treatment that Marvell currently enjoys; the risk of downturns in the highly cyclical semiconductor industry; the risk that the company may not realize the anticipated benefits of the acquisitions of Aquantia Corp. and the Application Specific Integrated Circuit (ASIC) business of GLOBALFOUNDRIES and the divestiture to NXP (collectively, the “Transactions”); the effect of the consummation of the Transactions on the company's business relationships, operating results, and business generally; potential difficulties in employee retention as a result of the Transactions; the ability of Marvell to successfully integrate operations and product lines related to the acquisitions; the ability of Marvell to implement its plans, forecasts, and other expectations with respect to the Transactions and realize the anticipated synergies and cost savings in the time frame anticipated; Marvell’s dependence upon the storage and networking markets, which are highly cyclical and intensely competitive; the outcome of pending or future litigation and legal and regulatory proceedings; Marvell’s dependence on a small number of customers; the impact and costs associated with changes in international financial and regulatory conditions; Marvell’s ability and the ability of its customers to successfully compete in the markets in which it serves; Marvell’s reliance on independent foundries and subcontractors for the manufacture, assembly and testing of its products; Marvell’s ability and its customers’ ability to develop new and enhanced products and the adoption of those products in the market; decreases in gross margin and results of operations in the future due to a number of factors; Marvell’s ability to estimate customer demand and future sales accurately; Marvell’s ability to scale its operations in response to changes in demand for existing or new products and services; risks associated with acquisition and consolidation activity in the semiconductor industry; the effects of any other potential acquisitions, divestitures or investments; Marvell’s ability to protect its intellectual property; Marvell’s maintenance of an effective system of internal controls; severe financial hardship or bankruptcy of one or more of Marvell’s major customers; and other risks detailed in Marvell’s SEC filings from time to time. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in Marvell’s Quarterly Report on Form 10-K for the fiscal quarter ended February 1, 2020 as filed with the SEC on March 23, 2020, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or publicly update any forward-looking statements.

About Marvell
Marvell first revolutionized the digital storage industry by moving information at speeds never thought possible. Today, that same breakthrough innovation remains at the heart of the Company’s storage, processing, networking, security and connectivity solutions. With leading intellectual property and deep system-level knowledge, Marvell’s semiconductor solutions continue to transform the enterprise, cloud, automotive, industrial, and consumer markets. To learn more, visit: www.marvell.com.
Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	May 2, 2020	February 1, 2020	May 4, 2019
Net revenue	$693,641	$717,671	$662,452
Cost of goods sold	366,739	412,927	301,024
Gross profit	326,902	304,744	361,428

Operating expenses:
Research and development	279,584	279,389	266,867
Selling, general and administrative	122,027	121,592	110,005
Restructuring related charges	21,287	18,258	5,682
Total operating expenses	422,898	419,239	382,554
Operating income (loss)	(95,996)	(114,495)	(21,126)
Interest income	1,058	1,379	1,268
Interest expense	(16,830)	(22,656)	(21,203)
Other income (loss), net	3,754	1,124,179	(116)
Interest and other income (loss), net	(12,018)	1,102,902	(20,051)
Income (loss) before income taxes	(108,014)	988,407	(41,177)
Provision (benefit) for income taxes	5,019	(784,266)	7,273
Net income (loss)	$(113,033)	$1,772,673	$(48,450)

Net income (loss) per share — Basic:	$(0.17)	$2.66	$(0.07)

Net income (loss) per share — Diluted:	$(0.17)	$2.62	$(0.07)

Weighted average shares:
Basic	663,547	665,562	658,963
Diluted	663,547	675,700	658,963

Marvell Technology Group Ltd.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	May 2, 2020	February 1, 2020
Assets
Current assets:
Cash and cash equivalents	$667,548	$647,604
Accounts receivable, net	468,760	492,346
Inventories	270,374	322,980
Prepaid expenses and other current assets	72,282	74,567
Total current assets	1,478,964	1,537,497
Property and equipment, net	348,066	357,092
Goodwill	5,337,405	5,337,405
Acquired intangible assets, net	2,651,678	2,764,600
Deferred tax assets	639,470	639,791
Other non-current assets	525,946	496,850
Total assets	$10,981,529	$11,133,235

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$185,711	$213,747
Accrued liabilities	380,653	346,639
Accrued employee compensation	124,277	149,780
Total current liabilities	690,641	710,166
Long-term debt	1,439,852	1,439,024
Deferred tax liabilities	33,284	31,233
Other non-current liabilities	282,130	274,232
Total liabilities	2,445,907	2,454,655

Shareholders’ equity:
Common shares	1,330	1,328
Additional paid-in capital	6,144,907	6,135,939
Accumulated other comprehensive income	868	—
Retained earnings	2,388,517	2,541,313
Total shareholders’ equity	8,535,622	8,678,580
Total liabilities and shareholders’ equity	$10,981,529	$11,133,235

Marvell Technology Group Ltd.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended
	May 2, 2020	May 4, 2019
Cash flows from operating activities:
Net loss	$(113,033)	$(48,450)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	50,483	38,654
Share-based compensation	59,687	58,598
Amortization of acquired intangible assets	112,922	79,740
Amortization of inventory fair value adjustment associated with acquisitions	17,284	—
Other expense, net	11,451	12,577
Deferred income taxes	2,372	4,356
Changes in assets and liabilities:
Accounts receivable	23,586	22,775
Inventories	35,834	15,848
Prepaid expenses and other assets	(6,694)	8,004
Accounts payable	(3,557)	(1,873)
Accrued liabilities and other non-current liabilities	10,796	(30,929)
Accrued employee compensation	(25,503)	6,516
Net cash provided by operating activities	175,628	165,816
Cash flows from investing activities:
Purchases of technology licenses	(3,684)	(1,484)
Purchases of property and equipment	(35,343)	(19,183)
Other, net	665	(342)
Net cash used in investing activities	(38,362)	(21,009)
Cash flows from financing activities:
Repurchases of common stock	(25,202)	(48,022)
Proceeds from employee stock plans	5,458	31,084
Tax withholding paid on behalf of employees for net share settlement	(31,501)	(28,758)
Dividend payments to shareholders	(39,763)	(39,467)
Payments on technology license obligations	(23,807)	(15,268)
Principal payments of debt	—	(50,000)
Other, net	(2,507)	(4,893)
Net cash used in financing activities	(117,322)	(155,324)
Net increase (decrease) in cash and cash equivalents	19,944	(10,517)
Cash and cash equivalents at beginning of period	647,604	582,410
Cash and cash equivalents at end of period	$667,548	$571,893

Marvell Technology Group Ltd.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	May 2, 2020	February 1, 2020	May 4, 2019

GAAP gross profit:	$326,902	$304,744	$361,428
Special items:
Share-based compensation	3,538	3,181	2,926
Amortization of acquired intangible assets	86,567	86,383	59,906
Other cost of goods sold (a)	18,562	52,510	450
Total special items	108,667	142,074	63,282
Non-GAAP gross profit	$435,569	$446,818	$424,710

GAAP gross margin	47.1%	42.5%	54.6%
Non-GAAP gross margin	62.8%	62.3%	64.1%

Total GAAP operating expenses	$422,898	$419,239	$382,554
Special items:
Share-based compensation	(56,149)	(49,989)	(55,672)
Restructuring related charges (b)	(21,287)	(18,258)	(5,682)
Amortization of acquired intangible assets	(26,355)	(28,232)	(19,834)
Other operating expenses (c)	(19,403)	(16,621)	(6,569)
Total special items	(123,194)	(113,100)	(87,757)
Total non-GAAP operating expenses	$299,704	$306,139	$294,797

GAAP operating margin	(13.8)%	(16.0)%	(3.2)%
Other cost of goods sold (a)	2.7%	7.3%	0.1%
Share-based compensation	8.6%	7.4%	8.8%
Restructuring related charges (b)	3.1%	2.5%	0.9%
Amortization of acquired intangible assets	16.3%	16.0%	12.0%
Other operating expenses (c)	2.7%	2.4%	1.0%
Non-GAAP operating margin	19.6%	19.6%	19.6%

Marvell Technology Group Ltd.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	May 2, 2020	February 1, 2020	May 4, 2019

GAAP interest and other income (loss), net	$(12,018)	$1,102,902	$(20,051)
Special items:
Restructuring and other related items (d)	434	(1,122,988)	(338)
Write-off of debt issuance costs (e)	—	1,621	458
Total special items	434	(1,121,367)	120
Total non-GAAP interest and other income (loss), net	$(11,584)	$(18,465)	$(19,931)

GAAP net income (loss)	$(113,033)	$1,772,673	$(48,450)
Special items:
Other cost of goods sold (a)	18,562	52,510	450
Share-based compensation	59,687	53,170	58,598
Restructuring related charges in operating expenses (b)	21,287	18,258	5,682
Other operating expenses (c)	19,403	16,621	6,569
Restructuring and other related items in interest and other income, net (d)	434	(1,122,988)	(338)
Amortization of acquired intangible assets	112,922	114,615	79,740
Write-off of debt issuance costs (e)	—	1,621	458
Pre-tax total special items	232,295	(866,193)	151,159
Other income tax effects and adjustments (f)	(1,229)	(789,761)	2,324
Non-GAAP net income	$118,033	$116,719	$105,033

Weighted average shares — basic	663,547	665,562	658,963
Weighted average shares — diluted	663,547	675,700	658,963

GAAP diluted net income (loss) per share	$(0.17)	$2.62	$(0.07)
Non-GAAP diluted net income per share (g)	$0.18	$0.17	$0.16

(a)	Other costs of goods sold includes amortization of acquired inventory fair value adjustment.

(b)	Restructuring related charges include employee severance, facilities related costs, and impairment of equipment and other assets.

(c)	Other operating expenses include integration costs associated with recent acquisitions.

(d)	Interest and other income (loss), net, includes restructuring and other related items such as gain on sale of business and foreign currency remeasurement associated with restructuring related accruals.

(e)	Write-off of debt issuance costs is associated with the partial term loan repayment.

(f)	Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 5.0% for the three months ended May 2, 2020. Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 4.5% for the three months ended February 1, 2020 and May 4, 2019.

(g)	Non-GAAP diluted net income per share for the three months ended May 2, 2020, and May 4, 2019 was calculated by dividing non-GAAP net income by weighted average shares outstanding (diluted) of 670,841 shares and 671,048 shares, respectively, due to the non-GAAP net income reported in the respective period.

Marvell Technology Group Ltd.
Outlook for the Second Quarter of Fiscal Year 2021
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

Outlook for Three Months Ended August 1, 2020
GAAP revenue	$720 +/- 5%
Special items:	—
Non-GAAP revenue	$720 +/- 5%

GAAP gross margin	50.6%
Special items:
Share-based compensation	0.3%
Amortization of acquired intangible assets	12.1%
Non-GAAP gross margin	63%

Total GAAP operating expenses	~$393
Special items:
Share-based compensation	64
Amortization of acquired intangible assets	26
Other operating expenses	3
Total non-GAAP operating expenses	~$300

GAAP diluted net loss per share	$(0.10) - $(0.02)
Special items:
Share-based compensation	0.10
Amortization of acquired intangible assets	0.17
Other income tax effects and adjustments	(0.01)
Non-GAAP diluted net income per share	$0.17 - $0.23

Quarterly Revenue Trend (Unaudited)
(In thousands)

	Three Months Ended			% Change
	May 2, 2020	February 1, 2020	May 4, 2019	YoY	QoQ
Networking (1)	$393,920	$376,724	$341,344	15%	5%
Storage (2)	258,688	296,486	278,667	(7)%	(13)%
Total Core	652,608	673,210	620,011	5%	(3)%
Other (3)	41,033	44,461	42,441	(3)%	(8)%
Total Revenue	$693,641	$717,671	$662,452	5%	(3)%

	Three Months Ended
% of Total	May 2, 2020	February 1, 2020	May 4, 2019
Networking (1)	57%	52%	52%
Storage (2)	37%	41%	42%
Total Core	94%	93%	94%
Other (3)	6%	7%	6%
Total Revenue	100%	100%	100%

(1) Networking products are comprised primarily of Ethernet Solutions, Embedded Processors and Custom ASICs.
(2) Storage products are comprised primarily of Storage Controllers and Fibre Channel Adapters.
(3) Other products are comprised primarily of Printer Solutions and Application Processors.

For further information, contact:
Ashish Saran
Vice President, Investor Relations
408-222-0777
ir@marvell.com